                                                                    EXHIBIT 11.1


                                   AWARE, INC.
                        COMPUTATION OF BASIC AND DILUTED
                               NET LOSS PER SHARE

                                                                                   THREE MONTHS ENDED
                                                                                        JUNE 30,
                                                                             ------------------------------
                                                                                 1998               1997
                                                                             -----------        -----------

Net loss ................................................................    $(1,290,978)       $  (275,398)
                                                                             ===========        ===========

Weighted average number of common shares outstanding:
     Common stock .......................................................     20,212,309         19,284,218
     Other ..............................................................              -                  -
                                                                             -----------        -----------
       Common shares outstanding for purpose of calculating basic .......     20,212,309         19,284,218
               net loss per share

Common stock equivalents to reflect dilution:
       Option common stock equivalent shares ............................              -                  -
                                                                             -----------        -----------

     Total shares for purpose of calculating diluted net
           loss per share ...............................................     20,212,309         19,284,218
                                                                             ===========        ===========

Basic net loss per share ................................................    $     (0.06)       $     (0.01)
                                                                             ===========        ===========
Diluted net loss per share ..............................................    $     (0.06)       $     (0.01)
                                                                             ===========        ===========


                                                                                    SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                             ------------------------------
                                                                                 1998               1997
                                                                             -----------        -----------

Net loss ................................................................    $(2,746,415)       $  (551,700)
                                                                             ===========        ===========

Weighted average number of common shares outstanding:
     Common stock .......................................................     19,966,936         19,170,086
     Other ..............................................................              -                  -
                                                                             -----------        -----------
       Common shares outstanding for purpose of calculating basic .......     19,966,936         19,170,086
               net loss per share

Common stock equivalents to reflect dilution:
       Option common stock equivalent shares ............................              -                  -
                                                                             -----------        -----------

     Total shares for purpose of calculating diluted net
           loss per share ...............................................     19,966,936         19,170,086
                                                                             ===========        ===========

Basic net loss per share ................................................    $     (0.14)       $     (0.03)
                                                                             ===========        ===========
Diluted net loss per share ..............................................    $     (0.14)       $     (0.03)
                                                                             ===========        ===========